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                               [Legal Opinion]


                                                                     Exhibit 5.1





                         [NEW DECEMBER, INC. LETTERHEAD]

                                February [], 2003

New December, Inc.
5929 College Avenue
Oakland, CA 94618

             Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

      I am Secretary of, and have acted as counsel to, New December, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), relating to the registration under the Act of up to 31,830,332 shares of Class A Callable Puttable Common Stock, $0.01 par value per share, of the Company (the "Shares"). The Shares are to be issued pursuant to an Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 (as amended from time to time, the "Merger Agreement"), by and among the Company, Dreyer's Grand Ice Cream, Inc., December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.

      In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing, I am of the opinion that upon the issuance and delivery of the Shares in accordance with the Merger Agreement as contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

      I am a member of the Bar of the State of California and I express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the General Corporation Law of the State of Delaware.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions." In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,



Mark LeHocky
Secretary